UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2005

Trustreet Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-13089	75-2687420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 540-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Trustreet Properties, Inc. (“Trustreet”) and its subsidiaries entered into financing facilities in an aggregate amount of $350 million with a syndicate of lenders including Bank of America, N.A. (“Bank of America”), as a lender and as administrative agent. The terms of this financing are described in Item 2.03, which item is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

As discussed in Item 2.03 below, Trustreet and certain of its subsidiaries have entered into the Credit Facility. Proceeds from the Credit Facility were used, in part, to repay in full the obligations of Trustreet under (i) that certain Bridge Credit Agreement (the “Bridge Credit Agreement”), dated as of February 25, 2005, by and among Trustreet, as borrower, the Guarantors (as defined therein), the Lenders (as defined therein), Bank of America, as Administrative Agent, L/C Issuer and Swing Line Lender (each, as defined therein) and Banc of America Securities LLC, as sole lead arranger and sole book manager, (ii) that certain Senior Subordinated Note Agreement (the “Senior Subordinated Note Agreement”), dated as of June 16, 2000, between CNL Restaurant Capital, LP (formerly known as CNL Franchise Network, LP), a Delaware limited partnership (“CNL Restaurant Capital”) and Banc of America Mortgage Capital Corporation, a North Carolina corporation (“BAMCC”), as amended from time to time prior to the date hereof and (iii) those certain Promissory Notes (the “Promissory Notes”), issued during 2002 and 2003, by CNL Financial Group to a predecessor of Trustreet Properties, Inc. As a result of their repayment in full from the proceeds of borrowings under the Credit Facility, the Bridge Credit Facility, the Senior Subordinated Note Agreement and the Promissory Notes have been terminated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under An Off-Balance Sheet Arrangement of a Registrant.

Pursuant to the terms of that certain Credit Agreement, dated as of April 8, 2005, by and among Trustreet, as borrower, the Guarantors (as defined therein) parties thereto, the Lenders (as defined therein) parties thereto and Bank of America, as administrative agent, letter of credit issuer and swing line bank, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference (the “Credit Facility”), Trustreet has obtained credit facilities that provide for a $175 million revolving loan, to be drawn by Trustreet from time to time in amounts not less than $500,000, and a $175 million term loan facility, which was available to Trustreet in a single draw on April 8, 2005. The initial maturity date of the revolving loans under the Credit Facility is April 8, 2008 (which initial maturity date may be extended for an additional twelve-month period at the election of Trustreet upon satisfaction of certain conditions), and the maturity date of the term loans under the Credit Facility is April 8, 2010. The revolving credit facility provides for a swing line subfacility in an aggregate amount up to 20% of the aggregate commitments under the revolving credit facility and for a letter of credit subfacility providing for the issuance of letters of credit in an aggregate amount up to 25% of the aggregate commitments under the revolving credit facility. Borrowings under the Credit Facility are limited by a borrowing base.

Depending on the type of borrowing selected by Trustreet, the applicable interest rate for revolving loans is calculated as a per annum rate equal to (a) LIBOR plus 2.25% or (b) (i) the greater of (x) the prime rate or (y) the federal funds effective rate plus 0.5% plus (ii) 0.50%, and the applicable interest rate for term loans is calculated as a per annum rate equal to (a) LIBOR plus 2.00% or (b) (i) the greater of (x) the prime rate or (y) the federal funds effective rate plus 0.5% plus (ii) 0.50%. As of April 8, 2005 there were $80 million in revolving loans and $175 million in term loans outstanding under the Credit Facility.

Trustreet’s obligations under the Credit Facility are guaranteed by substantially all of Trustreet’s domestic subsidiaries, with certain exceptions, and is secured by a pledge of the ownership interests in certain of its direct and indirect subsidiaries, a copy of which pledge agreement is attached hereto as Exhibit 10.2 and which is incorporated herein by reference.

The Credit Facility contains certain covenants that limit matters, including the incurrence of liens, investments, indebtedness and mergers and consolidations. The Credit Facility also restricts the payment of dividends on Trustreet’s outstanding capital stock and repurchases or redemptions of Trustreet’s outstanding capital stock. Trustreet is also required to maintain compliance with certain financial covenants, including a maximum consolidated leverage ratio, a minimum consolidated tangible net worth, a minimum fixed charge coverage ratio, a maximum secured debt to consolidated total tangible assets ratio, a distribution limitation and a minimum borrowing base asset debt service coverage ratio.

Bank of America maintains a strategic alliance with CNL Restaurant Capital. Bank of America also was a lender and administrative agent under the Bridge Credit Agreement and the senior credit facilities of CNL Restaurant Properties, Inc. (“CNLRP”) and U.S. Restaurant Properties, Inc. (“USRP”), predecessors in interest to Trustreet. Bank of America has received fees for the rendering of such services.

Banc of America Securities or its affiliates had provided to CNLRP, USRP and their affiliates, respectively, and will provide to Trustreet and its affiliates, and may in the future provide to certain entities owned or controlled by the Chairman of the board of directors of the Trustreet, referred to herein as the Chairman Entities, or their affiliates, financial advisory and financing services and

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have received or may in the future receive fees for the rendering of these services. In the ordinary course of its business, Banc of America Securities and its affiliates may actively trade the debt and equity securities or loans of Trustreet and its affiliates for its own account or for the accounts of customers and, accordingly, Banc of America Securities or its affiliates may at any time hold long or short positions in such securities or loans. Banc of America Securities’ affiliate, Banc of America Mortgage Capital Corporation, is a party to a joint marketing arrangement with CNL Restaurant Capital Corporation, a subsidiary of Trustreet.

Trustreet issued a press release on April 8, 2005, announcing the completion of the financing transactions described above. The press release is filed as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated as of April 8, 2005, by and between the Company, the Guarantors (as defined therein), the Lenders (as defined therein) and Bank of America, N.A., as administrative agent, letter of credit issuer and swing line bank.

10.2	Pledge Agreement, dated as of April 8, 2005, by substantially all of the Borrower’s domestic subsidiaries, in favor of Bank of America, N.A., in its capacity as administrative agent.

99.1	Press Release issued April 8, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2005	TRUSTREET PROPERTIES, INC.

	By:	/s/ Steven D. Shackelford
Steven D. Shackelford
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of April 8, 2005, by and between the Company, the Guarantors (as defined therein), the Lenders (as defined therein) and Bank of America, N.A., as administrative agent, letter of credit issuer and swing line bank.

10.2	Pledge Agreement, dated as of April 8, 2005, by substantially all of the Borrower’s domestic subsidiaries, in favor of Bank of America, N.A., in its capacity as administrative agent.

99.1	Press Release issued April 8, 2005.

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